EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2017

Name of Active Subsidiary*	Jurisdiction of Organization

Dip Tech Ltd.	Israel
Dip-Tech, Inc.	Delaware
Electro-Science Laboratories, LLC	Ohio
ESFEL SA (19%)	Ecuador
Ferro China Holdings Inc	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Far East Ltd	Hong Kong
Ferro Enterprise Management Consulting (Shanghai) Co., Ltd.	Peoples Republic of China
PT Ferro Materials Utama (34%)	Indonesia
Ferro Holdings, LLC	Ohio
Procesadora de Colores y Esmaltes Vitreos, S de RL de CV	Mexico
Ferro International Services Inc.	Delaware
Ferro Industrial Products Ltd	Canada
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Kerajet SA (19.99%)	Spain
Ferro International Holdings Inc.	Ohio
FHCI Limited	Ireland
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro FinCo Ireland Limited	Ireland
Al Salomi for Frit and Glazes S.A.E.	Egypt
Suez Company for Minerals (15%)	Egypt
FC France Acquisition Sarl	France
Ferro Couleurs France S.A.	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia	Indonesia
Ferro France S.a.r.l.	France
Ferro Argentina S.A.	Argentina
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Egypt for Glaze (S.A.E.)	Egypt
Ferro Far East Company SDN, BHD	Malaysia
Ferro (Great Britain) Ltd	United Kingdom
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Agmet Limited	United Kingdom
Cappelle Pigments NV	Belgium
Cappelle Freres s.r.l.	Italy
Ferro Performance Pigments France SAS	France
Ferro (Holland) B.V.	The Netherlands
Ferro India Private Limited	India
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro Investments B.V.	The Netherlands

Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Japan K.K.	Japan
Ferro Taiwan Ltd	Republic of China
Ferro (Thailand) Co. Ltd.	Thailand
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro (Italia) SrL	Italy
Ferro Turkey Kaplama Cam ve Renk Çözümleri Sanayi ve	Turkey
Ticaret Limited Sirketi
Ferro Specialty Materials LLC	Russia
Ohio-Mississippi LLC	Ohio
Ferro Colores SA de C.V.	Mexico
Ferro Mexicana SA de C.V.	Mexico
Vetriceramici-Ferro S.p.A.	Italy
Vetriceramici de México, S. de R.L. de C.V.	Mexico
Vetriceramici Polska spółka z ograniczoną	Poland
odpowiedzialnością
S.P.C. Group S.r.l.	Italy
Smalti Per Ceramica S.r.l.	Italy
Ferro Spain Management Company, S.L.	Spain
Ivory Corporation S.A.	Luxemburg
Nubiola Colombia Pigmentos S.A.S.	Columbia
Nubiola Bulgaria ODD	Bulgaria
Nubiola India Private, Limited	India
Jem Finco Limited	United Kingdom
Endeka Holdco Spain, S.L.U.	Spain
Endeka Ceramics Ltd.	United Kingdom
Endeka Ceramics, S.A.	Portugal
Endeka Ceramics, S.A.U.	Spain
Endeka Ceramics S.r.l.	Italy
Endeka Surface Products Sdn Bhd	Malaysia
Oximet S.r.l. (70%)	Italy
PT Endeka Ceramics	Indonesia
Zircosil Holding, S.L.U.	Spain
Zircosil (Spain), S.L.U.	Spain
Ferro Performance Pigments Spain, S.L.U.	Spain
Ferro Performance Pigments Romania SRL	Romania
Ferro Performance Pigments (Shanghai) Co., Ltd.	China
Haining Longshine Pigments Co., Ltd	China
Ferro Spain SA	Spain
Ferro Luxembourg Holdings S.à.r.l.	Luxembourg
Ferro Irish Financing Limited	Ireland
Ferro Luxembourg Financing Company S.à.r.l.	Luxembourg
Gardenia-Quimica SA (83.54%)	Spain
Pinturas Benicarló, S.L.	Spain

Dormant Entities:

Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio

Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK

*	Percentages in parentheses indicate Ferro Corporation's ownership of a joint venture entity.